Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Autumnn Mahar
Title: Vice President – Investor Relations Phone: 479-785-6200	Title: Director External Communications and Public Relations
Email: dhumphrey@arcb.com	Phone: 479-494-8221
Email: amahar@arcb.com

ArcBest Announces Fourth Quarter and Full Year 2023 Results

Strong execution helping customers navigate market disruption combined with continued cost discipline

Strategic capital allocation with returns to shareholders and investments in growth

●	Delivered fourth quarter 2023 net income of $48.8 million, or $2.01 per diluted share, with non-GAAP fourth quarter 2023 net income of $60.0 million, or $2.47 per diluted share.
●	Achieved full year 2023 net income from continuing operations of $142.2 million, or $5.77 per diluted share. On a non-GAAP basis, full year 2023 net income was $194.1 million, or $7.88 per diluted share.
●	Returned $103 million to shareholders in 2023 through share repurchases and quarterly cash dividends.
●	ArcBest’s board has increased the company’s share repurchase program authorization to $125 million.

FORT SMITH, Ark., February 6, 2024 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported fourth quarter 2023 revenue from continuing operations of $1.1 billion, compared to $1.2 billion in the fourth quarter of 2022. ArcBest’s fourth quarter 2023 operating income from continuing operations was $64.3 million, compared to $50.2 million in the fourth quarter of 2022, and net income from continuing operations was $48.8 million, or $2.01 per diluted share, compared to $36.5 million, or $1.45 per diluted share, in the prior-year period.

Excluding certain items in both periods as identified in the attached reconciliation tables, fourth quarter 2023 non-GAAP operating income from continuing operations was $81.7 million, compared to $81.6 million in the prior-year period. On a non-GAAP basis, net income from continuing operations was $60.0 million, or $2.47 per diluted share, compared to $60.8 million, or $2.42 per diluted share, in fourth quarter 2022.

ArcBest’s full year 2023 revenue from continuing operations totaled $4.4 billion compared to $5.0 billion in 2022. Net income from continuing operations was $142.2 million, or $5.77 per diluted share, compared to net income of $294.6 million, or $11.55 per diluted share in 2022. On a non-GAAP basis, ArcBest’s 2023 net income from continuing operations was $194.1 million, or $7.88 per diluted share, compared to net income of $344.7 million, or $13.52 per diluted share, in 2022.

“2023 was a milestone year for ArcBest as we celebrated our 100-year anniversary and again delivered solid financial results,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “In a year marked by market disruptions and increased supply chain complexity, our people remained a critical driver of our success, helping us achieve the second best revenue performance in ArcBest’s history. In addition to significant operational and efficiency improvements in 2023, we are proud to have renewed our five-year labor agreement and received recognition for our innovation efforts and commitment to service excellence. These achievements are supported by our customer-led growth strategy and focus on shareholder value. We look forward to accelerating growth, increasing efficiency and fostering innovation as we look ahead to even greater success in our next hundred years.”

Fourth Quarter Results of Operations Comparisons

Asset-Based

Fourth Quarter 2023 Versus Fourth Quarter 2022

●	Revenue of $710.0 million compared to $711.4 million, a per-day decrease of 1.0 percent.
~~●~~	Total tonnage per day decrease of 7.2 percent, including a decrease of 6.5 percent in LTL-rated weight per shipment.
●	Total shipments per day decrease of 0.8 percent.
●	Total billed revenue per hundredweight increased 6.8 percent. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, increased by a percentage in the double digits.
●	Operating income of $87.5 million and an operating ratio of 87.7 percent. This compares to prior-period operating income of $75.1 million and an operating ratio of 89.4 percent, and to prior-period non-GAAP operating income of $81.4 million and a non-GAAP operating ratio of 88.6 percent.

Despite a softer freight environment leading to reduced customer demand, fourth quarter Asset-Based daily revenue was only slightly below the prior-year period. This resilience is largely attributable to ArcBest’s effective strategies in helping customers navigate market disruptions, coupled with a disciplined pricing approach. Total fourth quarter daily shipment and tonnage levels were below the prior-year period. A shift in freight mix toward core, LTL-rated shipments positively impacted Asset-Based freight-handling metrics and operating results. Cost control actions, initiated in the third quarter of 2023 also positively contributed to the fourth quarter Asset-Based operating ratio. On a non-GAAP basis, Asset-Based operating income was the second best for a fourth quarter in ArcBest’s history.

Fourth quarter Asset-Based billed revenue per hundredweight increased approximately seven percent over the prior year driven by growth in core, LTL-rated shipments and the resulting improvement in freight mix. On a sequential basis compared to the third quarter, total billed revenue per hundredweight increased by nearly four percent. Overall, LTL industry pricing remains rational, and the improving trends associated with recent market changes have continued.

Asset-Light‡

Fourth Quarter 2023 Versus Fourth Quarter 2022

●	Revenue of $413.4 million compared to $479.1 million, a per-day decrease of 14.4 percent.
●	Operating loss of $7.7 million compared to operating loss of $11.3 million. On a non-GAAP basis, operating loss of $1.3 million compared to operating income of $9.4 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $0.7 million compared to $11.2 million, as detailed in the attached non-GAAP reconciliation tables.

Compared to the fourth quarter of 2022, Asset-Light results were impacted by lower revenue per shipment and reduced margins associated with changes in business mix and the soft rate environment. Total shipments grew by 12.4% per day, as the managed transportation solution helped customers navigate recent LTL market disruption. However, lower rates and margins for the truckload solution were the biggest drivers of reduced profitability. ArcBest continued its efforts to effectively match costs with business levels, which reduced fourth quarter Asset-Light operating expenses.

Full Year Results of Operations Comparisons

Asset-Based

Full Year 2023 Versus Full Year 2022

●	Revenue of $2.9 billion, compared to $3.0 billion, a per-day decrease of 4.5 percent.
●	Tonnage per day decrease of 2.4 percent.
●	Shipments per day increase of 3.2 percent.
●	Total billed revenue per hundredweight decrease of 2.2 percent, negatively impacted by lower fuel surcharges and freight mix changes throughout the year.
●	Operating income of $253.2 million compared to $381.1 million. On a non-GAAP basis, operating income of $275.5 million compared to $409.6 million.

Asset-Light‡

Full Year 2023 Versus Full Year 2022

●	Revenue of $1.7 billion compared to $2.1 billion, a per-day decrease of 21.3 percent.
●	Operating loss of $12.3 million, compared to operating income of $52.7 million. On a non-GAAP basis, operating income of $5.3 million compared to $83.8 million.
●	Adjusted EBITDA of $12.9 million compared to $91.4 million.

Capital Expenditures

In 2023, total net capital expenditures, including equipment financed, were $245 million. Net capital expenditures in 2023 included $144 million of revenue equipment, the majority of which was for ArcBest’s Asset-Based operation. Capital expenditures in 2023 were lower than expected because of delays in some real estate facility projects and supply chain-related manufacturing delays and cancellations, primarily on new city tractors and trailers. These delayed expenditures are expected to occur in 2024. Depreciation and amortization costs on property, plant and equipment were $133 million in 2023.

Share Repurchase and Quarterly Dividend Programs

ArcBest generated solid cash from operations in 2023 and returned $103 million to shareholders through its share repurchase and dividend programs. During 2023, ArcBest settled repurchases of 930,754 shares of common stock for an aggregate cost of $91.5 million and paid dividends to shareholders totaling $11.5 million.

In addition, on February 5, 2024, ArcBest’s board of directors increased the total amount available under the company’s common stock repurchase program to $125 million.

NOTE ‡ - Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023.

Conference Call

ArcBest will host a conference call with company executives to discuss the fourth quarter and full year 2023 results. The call will be today, Tuesday, February 6 at 9:30 a.m. EST (8:30 a.m. CST). Interested parties are invited to listen by calling (800) 599-2055 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on February 6, 2024, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on March 15, 2024. To listen to the playback, dial (800) 770-2030. The conference call ID for the live conference call and the playback is 6835093. The conference call and playback can also be accessed through March 15, 2024 on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 15,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of TIME’s Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release concerning results for the three and twelve months ended December 31, 2023, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including our customer pilot offering of Vaux; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals/actions by activist investors; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and higher interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2023	2022	2023	2022

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,089,535	$1,163,495	$4,427,443	$5,029,008

OPERATING EXPENSES	1,025,282	1,113,286	4,254,824	4,634,482

OPERATING INCOME	64,253	50,209	172,619	394,526

OTHER INCOME (COSTS)
Interest and dividend income	4,124	2,294	14,728	3,873
Interest and other related financing costs	(2,326)	(2,168)	(9,094)	(7,726)
Other, net	1,755	1,452	8,662	(2,370)
	3,553	1,578	14,296	(6,223)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	67,806	51,787	186,915	388,303

INCOME TAX PROVISION	19,016	15,302	44,751	93,655

NET INCOME FROM CONTINUING OPERATIONS	48,790	36,485	142,164	294,648

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX(1)	—	852	53,269	3,561

NET INCOME	$48,790	$37,337	$195,433	$298,209

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$2.06	$1.49	$5.92	$11.98
Discontinued operations(1)	—	0.03	2.22	0.14
	$2.06	$1.53	$8.14	$12.13

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$2.01	$1.45	$5.77	$11.55
Discontinued operations(1)	—	0.03	2.16	0.14
	$2.01	$1.48	$7.93	$11.69

AVERAGE COMMON SHARES OUTSTANDING
Basic	23,713,434	24,420,325	24,018,801	24,585,205
Diluted	24,248,584	25,146,664	24,634,617	25,504,508

1)	Represents the discontinued operations of FleetNet America® (“FleetNet”), which sold on February 28, 2023. The year ended December 31, 2023 includes the net gain on sale of FleetNet of $52.3 million after-tax, or $2.18 basic earnings per share and $2.12 diluted earnings per share.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2023	2022

	(Unaudited)
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$262,226	$158,264
Short-term investments	67,842	167,662
Accounts receivable, less allowances (2023 - $10,346; 2022 - $13,892)	430,122	517,494
Other accounts receivable, less allowances (2023 - $731; 2022 - $713)	52,124	11,016
Prepaid expenses	37,034	39,484
Prepaid and refundable income taxes	24,319	19,239
Current assets of discontinued operations	—	64,736
Other	11,116	11,888
TOTAL CURRENT ASSETS	884,783	989,783

PROPERTY, PLANT AND EQUIPMENT
Land and structures	460,068	401,840
Revenue equipment	1,126,055	1,038,832
Service, office, and other equipment	319,466	298,234
Software	173,354	167,164
Leasehold improvements	24,429	23,466
	2,103,372	1,929,536
Less allowances for depreciation and amortization	1,188,548	1,129,366
PROPERTY, PLANT AND EQUIPMENT, NET	914,824	800,170

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, NET	101,150	113,733
OPERATING RIGHT-OF-USE ASSETS	169,999	166,515
DEFERRED INCOME TAXES	8,140	6,342
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	—	11,097
OTHER LONG-TERM ASSETS	101,445	101,893
TOTAL ASSETS	$2,485,094	$2,494,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$214,004	$269,854
Income taxes payable	10,410	16,017
Accrued expenses	378,029	338,457
Current portion of long-term debt	66,948	66,252
Current portion of operating lease liabilities	32,172	26,225
Current liabilities of discontinued operations	—	51,665
TOTAL CURRENT LIABILITIES	701,563	768,470

LONG-TERM DEBT, less current portion	161,990	198,371
OPERATING LEASE LIABILITIES, less current portion	176,621	147,828
POSTRETIREMENT LIABILITIES, less current portion	13,319	12,196
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	781
CONTINGENT CONSIDERATION	92,900	112,000
OTHER LONG-TERM LIABILITIES	40,553	42,745
DEFERRED INCOME TAXES	55,785	60,494

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2023: 30,024,125 shares; 2022: 29,758,716 shares	300	298
Additional paid-in capital	340,961	339,582
Retained earnings	1,272,584	1,088,693
Treasury stock, at cost, 2023: 6,460,137 shares; 2022: 5,529,383 shares	(375,806)	(284,275)
Accumulated other comprehensive income	4,324	7,103
TOTAL STOCKHOLDERS’ EQUITY	1,242,363	1,151,401
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,485,094	$2,494,286

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2023	2022

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$195,433	$298,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,900	127,119
Amortization of intangibles	12,829	12,920
Share-based compensation expense	11,438	12,775
Provision for losses on accounts receivable	3,630	6,955
Change in deferred income taxes	(5,566)	(6,250)
(Gain) loss on sale of property and equipment	4,797	(11,650)
Gain on sale of subsidiary	—	(402)
Pre-tax gain on sale of discontinued operations	(70,201)	—
Lease impairment charges	30,162	—
Change in fair value of contingent consideration	(19,100)	18,300
Change in fair value of equity investment	(3,739)	—
Changes in operating assets and liabilities:
Receivables	41,189	(10,349)
Prepaid expenses	2,563	(410)
Other assets	3,830	(2,941)
Income taxes	(10,657)	(5,041)
Operating right-of-use assets and lease liabilities, net	2,920	2,952
Accounts payable, accrued expenses, and other liabilities	(10,261)	28,632
NET CASH PROVIDED BY OPERATING ACTIVITIES	322,167	470,819

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(219,021)	(148,223)
Proceeds from sale of property and equipment	7,763	19,691
Proceeds from sale of discontinued operations	100,949	—
Business acquisition, net of cash acquired(1)	—	2,279
Proceeds from sale of subsidiary	—	475
Purchases of short-term investments	(96,537)	(182,352)
Proceeds from sale of short-term investments	198,120	64,329
Capitalization of internally developed software	(12,977)	(17,282)
NET CASH USED IN INVESTING ACTIVITIES	(21,703)	(261,083)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	58,000
Proceeds from notes payable	—	14,206
Payments on long-term debt	(69,180)	(115,540)
Net change in book overdrafts	(14,101)	8,356
Deferred financing costs	55	(952)
Payment of common stock dividends	(11,542)	(10,830)
Purchases of treasury stock	(91,531)	(65,002)
Payments for tax withheld on share-based compensation	(10,311)	(16,222)
NET CASH USED IN FINANCING ACTIVITIES	(196,610)	(127,984)

NET INCREASE IN CASH AND CASH EQUIVALENTS	103,854	81,752
Cash and cash equivalents of continuing operations at beginning of period	158,264	76,568
Cash and cash equivalents of discontinued operations at beginning of period	108	52
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$262,226	$158,372

NONCASH INVESTING ACTIVITIES
Equipment financed	$33,495	$82,425
Accruals for equipment received	$1,727	$4,337
Lease liabilities arising from obtaining right-of-use assets	$62,425	$87,294

1)	Represents cash received from escrow for post-closing adjustments related to the acquisition of MoLo.

Note: The statements of cash flows for the year ended December 31, 2023 and 2022 include cash flows from continuing operations and cash flows from discontinued operations of FleetNet, which sold on February 28, 2023.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2023		2022		2023		2022

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$709,986		$711,436		$2,871,004		$3,010,900
Asset-Light(1)	413,425		479,098		1,680,645		2,139,272
Other and eliminations	(33,876)		(27,039)		(124,206)		(121,164)
Total consolidated revenues from continuing operations	$1,089,535		$1,163,495		$4,427,443		$5,029,008

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$342,031	48.2%	$319,563	44.9%	$1,379,756	48.1%	$1,293,487	43.0%
Fuel, supplies, and expenses	84,677	11.9	97,152	13.7	361,355	12.6	378,558	12.6
Operating taxes and licenses	13,980	2.0	13,885	1.9	55,918	1.9	52,290	1.7
Insurance	12,209	1.7	11,574	1.6	52,025	1.8	47,382	1.6
Communications and utilities	4,702	0.6	4,820	0.7	19,288	0.7	18,949	0.6
Depreciation and amortization	27,444	3.9	24,437	3.4	104,165	3.6	97,322	3.2
Rents and purchased transportation	66,676	9.4	92,918	13.1	338,575	11.8	441,167	14.6
Shared services	69,468	9.8	66,678	9.4	279,248	9.7	281,698	9.4
(Gain) loss on sale of property and equipment and lease impairment charges(2)	77	—	(2,493)	(0.4)	982	—	(12,468)	(0.4)
Innovative technology costs(3)	—	—	6,225	0.9	21,711	0.8	27,207	0.9
Other	1,189	0.2	1,546	0.2	4,829	0.2	4,175	0.1
Total Asset-Based	622,453	87.7%	636,305	89.4%	2,617,852	91.2%	2,629,767	87.3%

Asset-Light(1)
Purchased transportation	$357,122	86.4%	$402,561	84.0%	$1,435,604	85.4%	$1,784,668	83.4%
Supplies and expenses	2,934	0.7	3,451	0.7	12,094	0.7	13,955	0.6
Depreciation and amortization(4)	5,120	1.2	5,010	1.0	20,370	1.2	20,730	1.0
Shared services	46,471	11.3	53,579	11.2	194,296	11.6	218,133	10.2
Contingent consideration(5)	(6,300)	(1.5)	17,490	3.7	(19,100)	(1.1)	18,300	0.9
Lease impairment charges(6)	—	—	—	—	14,407	0.9	—	—
Legal settlement(7)	9,500	2.3	—	—	9,500	0.6	—	—
Gain on sale of subsidiary(8)	—	—	—	—	—	—	(402)	—
Other	6,234	1.5	8,261	1.7	25,745	1.4	31,163	1.4
Total Asset-Light	421,081	101.9%	490,352	102.3%	1,692,916	100.7%	2,086,547	97.5%

Other and eliminations(9)	(18,252)		(13,371)		(55,944)		(81,832)
Total consolidated operating expenses from continuing operations	$1,025,282	94.1%	$1,113,286	95.7%	$4,254,824	96.1%	$4,634,482	92.2%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$87,533		$75,131		$253,152		$381,133
Asset-Light(1)	(7,656)		(11,254)		(12,271)		52,725
Other and eliminations(9)	(15,624)		(13,668)		(68,262)		(39,332)
Total consolidated operating income from continuing operations	$64,253		$50,209		$172,619		$394,526

1)	Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which sold on February 28, 2023.
2)	The year ended December 31, 2023 includes $0.7 million of noncash lease-related impairment charges for a service center. The year ended December 31, 2022 includes a $4.3 million noncash gain on a like-kind property exchange of a service center.
3)	Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
4)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.
5)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025.
6)	Represents noncash lease-related impairment charges for certain office spaces that were made available for sublease.
7)	Represents estimated settlement expenses related to the classification of certain Asset-Light employees under the Fair Labor Standards Act.
8)	Gain relates to the contingent amount recognized in second quarter 2022 when funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.
9)	“Other and eliminations” includes $15.1 million of noncash lease-related impairment charges for a freight handling pilot facility, corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Year Ended
	December 31		December 31
	2023	2022	2023	2022

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$64,253	$50,209	$172,619	$394,526
Innovative technology costs, pre-tax(1)	11,005	10,713	52,363	40,796
Purchase accounting amortization, pre-tax(2)	3,192	3,213	12,768	12,853
Change in fair value of contingent consideration, pre-tax(3)	(6,300)	17,490	(19,100)	18,300
Lease impairment charges, pre-tax(4)	—	—	30,162	—
Legal settlement, pre-tax(5)	9,500	—	9,500	—
Gain on sale of subsidiary, pre-tax(6)	—	—	—	(402)
Nonunion vacation policy enhancement, pre-tax(7)	—	—	—	1,990
Non-GAAP amounts	$81,650	$81,625	$258,312	$468,063

Net Income from Continuing Operations
Amounts on GAAP basis	$48,790	$36,485	$142,164	$294,648
Innovative technology costs, after-tax (includes related financing costs)(1)	8,364	8,136	39,680	30,822
Purchase accounting amortization, after-tax(2)	2,399	2,396	9,593	9,585
Change in fair value of contingent consideration, after-tax(3)	(4,733)	13,043	(14,350)	13,647
Lease impairment charges, after-tax(4)	—	—	22,571	—
Legal settlement, after-tax(5)	7,137	—	7,137	—
Gain on sale of subsidiary, after-tax(6)	—	—	—	(317)
Nonunion vacation policy enhancement, after-tax(7)	—	—	—	1,479
Change in fair value of equity investment, after-tax(8)	—	—	(2,786)	—
Life insurance proceeds and changes in cash surrender value	(1,787)	(942)	(4,581)	2,737
Tax expense (benefit) from vested RSUs(9)	(187)	223	(5,290)	(8,087)
Tax credits(10)	—	1,424	—	234
Non-GAAP amounts	$59,983	$60,765	$194,138	$344,748

Diluted Earnings Per Share from Continuing Operations
Amounts on GAAP basis	$2.01	$1.45	$5.77	$11.55
Innovative technology costs, after-tax (includes related financing costs)(1)	0.34	0.32	1.61	1.21
Purchase accounting amortization, after-tax(2)	0.10	0.10	0.39	0.38
Change in fair value of contingent consideration, after-tax(3)	(0.20)	0.52	(0.58)	0.54
Lease impairment charges, after-tax(4)	—	—	0.92	—
Legal settlement, after-tax(5)	0.29	—	0.29	—
Gain on sale of subsidiary, after-tax(6)	—	—	—	(0.01)
Nonunion vacation policy enhancement, after-tax(7)	—	—	—	0.06
Change in fair value of equity investment, after-tax(8)	—	—	(0.11)	—
Life insurance proceeds and changes in cash surrender value	(0.07)	(0.04)	(0.19)	0.11
Tax expense (benefit) from vested RSUs(9)	(0.01)	0.01	(0.21)	(0.32)
Tax credits(10)	—	0.06	—	0.01
Non-GAAP amounts(11)	$2.47	$2.42	$7.88	$13.52

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Year Ended
	December 31				December 31
	2023		2022		2023		2022

Segment Operating Income (Loss) Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$87,533	87.7%	$75,131	89.4%	$253,152	91.2%	$381,133	87.3%
Innovative technology costs, pre-tax(12)	—	—	6,225	(0.9)	21,711	(0.8)	27,207	(0.9)
Lease impairment charges, pre-tax(4)	—	—	—	—	684	—	—	—
Nonunion vacation policy enhancement, pre-tax(7)	—	—	—	—	—	—	1,245	—
Non-GAAP amounts(11)	$87,533	87.7%	$81,356	88.6%	$275,547	90.4%	$409,585	86.4%

Asset-Light Segment(13)
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(7,656)	101.9%	$(11,254)	102.3%	$(12,271)	100.7%	$52,725	97.5%
Purchase accounting amortization, pre-tax(2)	3,192	(0.8)	3,213	(0.7)	12,768	(0.8)	12,853	(0.6)
Change in fair value of contingent consideration, pre-tax(3)	(6,300)	1.5	17,490	(3.7)	(19,100)	1.1	18,300	(0.9)
Lease impairment charges, pre-tax(4)	—	—	—	—	14,407	(0.9)	—	—
Legal settlement, pre-tax(5)	9,500	(2.3)	—	—	9,500	(0.6)	—	—
Gain on sale of subsidiary, pre-tax(6)	—	—	—	—	—	—	(402)	—
Nonunion vacation policy enhancement, pre-tax(7)	—	—	—	—	—	—	318	—
Non-GAAP amounts(11)	$(1,264)	100.3%	$9,449	98.0%	$5,304	99.7%	$83,794	96.1%

Other and Eliminations
Operating Income (Loss) ($)
Amounts on GAAP basis	$(15,624)		$(13,668)		$(68,262)		$(39,332)
Innovative technology costs, pre-tax(1)	11,005		4,488		30,652		13,589
Lease impairment charges, pre-tax(4)	—		—		15,071		—
Nonunion vacation policy enhancement, pre-tax(7)	—		—		—		427
Non-GAAP amounts(11)	$(4,619)		$(9,180)		$(22,539)		$(25,316)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended December 31, 2023
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(14)
Amounts on GAAP basis	$64,253	$3,553	$67,806	$19,016	$48,790	28.0%
Innovative technology costs(1)	11,005	211	11,216	2,852	8,364	25.4
Purchase accounting amortization(2)	3,192	—	3,192	793	2,399	24.8
Change in fair value of contingent consideration(3)	(6,300)	—	(6,300)	(1,567)	(4,733)	(24.9)
Legal settlement(5)	9,500	—	9,500	2,363	7,137	24.9
Life insurance proceeds and changes in cash surrender value	—	(1,787)	(1,787)	—	(1,787)	—
Tax benefit from vested RSUs(9)	—	—	—	187	(187)	—
Non-GAAP amounts	$81,650	$1,977	$83,627	$23,644	$59,983	28.3%

	Year Ended December 31, 2023
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(14)
Amounts on GAAP basis	$172,619	$14,296	$186,915	$44,751	$142,164	23.9%
Innovative technology costs(1)	52,363	937	53,300	13,620	39,680	25.6
Purchase accounting amortization(2)	12,768	—	12,768	3,175	9,593	24.9
Change in fair value of contingent consideration(3)	(19,100)	—	(19,100)	(4,750)	(14,350)	(24.9)
Lease impairment charges(4)	30,162	—	30,162	7,591	22,571	25.2
Legal settlement(5)	9,500	—	9,500	2,363	7,137	24.9
Change in fair value of equity investment(8)	—	(3,739)	(3,739)	(953)	(2,786)	(25.5)
Life insurance proceeds and changes in cash surrender value	—	(4,581)	(4,581)	—	(4,581)	—
Tax benefit from vested RSUs(9)	—	—	—	5,290	(5,290)	—
Non-GAAP amounts	$258,312	$6,913	$265,225	$71,087	$194,138	26.8%

	Three Months Ended December 31, 2022
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(14)
Amounts on GAAP basis	$50,209	$1,578	$51,787	$15,302	$36,485	29.5%
Innovative technology costs(1)	10,713	244	10,957	2,821	8,136	25.7
Purchase accounting amortization(2)	3,213	—	3,213	817	2,396	25.4
Change in fair value of contingent consideration(3)	17,490	—	17,490	4,447	13,043	25.4
Life insurance proceeds and changes in cash surrender value	—	(942)	(942)	—	(942)	—
Tax expense from vested RSUs(9)	—	—	—	(223)	223	—
Tax credits(10)	—	—	—	(1,424)	1,424	—
Non-GAAP amounts	$81,625	$880	$82,505	$21,740	$60,765	26.3%

	Year Ended December 31, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(14)
Amounts on GAAP basis	$394,526	$(6,223)	$388,303	$93,655	$294,648	24.1%
Innovative technology costs(1)	40,796	710	41,506	10,684	30,822	25.7
Purchase accounting amortization(2)	12,853	—	12,853	3,268	9,585	25.4
Change in fair value of contingent consideration(3)	18,300	—	18,300	4,653	13,647	25.4
Gain on sale of subsidiary(6)	(402)	—	(402)	(85)	(317)	(21.1)
Nonunion vacation policy enhancement(7)	1,990	—	1,990	511	1,479	25.7
Life insurance proceeds and changes in cash surrender value	—	2,737	2,737	—	2,737	—
Tax benefit from vested RSUs(9)	—	—	—	8,087	(8,087)	—
Tax credits(10)	—	—	—	(234)	234	—
Non-GAAP amounts	$468,063	$(2,776)	$465,287	$120,539	$344,748	25.9%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment, changes in the fair value of contingent consideration and equity investment, lease impairment charges, and estimated legal settlement expenses of the Asset-Light segment, which are significant expenses or gains resulting from strategic decisions or other factors rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income taxes, and net income from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Year Ended
	December 31		December 31
	2023	2022	2023	2022

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income from Continuing Operations	$48,790	$36,485	$142,164	$294,648
Interest and other related financing costs	2,326	2,168	9,094	7,726
Income tax provision	19,016	15,302	44,751	93,655
Depreciation and amortization(15)	37,387	34,650	145,349	138,159
Amortization of share-based compensation	2,848	2,879	11,385	12,470
Change in fair value of contingent consideration(3)	(6,300)	17,490	(19,100)	18,300
Lease impairment charges(4)	—	—	30,162	—
Legal settlement(5)	9,500	—	9,500	—
Change in fair value of equity investment(8)	—	—	(3,739)	—
Gain on sale of subsidiary(6)	—	—	—	(402)
Consolidated Adjusted EBITDA from Continuing Operations	$113,567	$108,974	$369,566	$564,556

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA from Continuing Operations non-GAAP table.

	Three Months Ended		Year Ended
	December 31		December 31
	2023	2022	2023	2022

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA(13)
Operating Income (Loss)	$(7,656)	$(11,254)	$(12,271)	$52,725
Depreciation and amortization(15)	5,120	5,010	20,370	20,730
Change in fair value of contingent consideration(3)	(6,300)	17,490	(19,100)	18,300
Lease impairment charges(4)	—	—	14,407	—
Legal settlement(5)	9,500	—	9,500	—
Gain on sale of subsidiary(6)	—	—	—	(402)
Asset-Light Adjusted EBITDA	$664	$11,246	$12,906	$91,353

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs associated with the freight handling pilot test program at ABF Freight, costs related to our customer pilot offering of Vaux, and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	Represents noncash lease-related impairment charges for a freight handling pilot facility reported in “Other,” an Asset-Based service center, and Asset-Light office spaces that were made available for sublease.
5)	Represents estimated settlement expenses related to the classification of certain Asset-Light employees under the Fair Labor Standards Act.
6)	Gain relates to the contingent amount recognized in second quarter 2022 when funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.
7)	Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022.
8)	Represents increase in fair value of our investment in Phantom Auto, a provider of human-centered remote operation software, based on an observable price change during second quarter 2023.
9)	Represents recognition of the tax impact for the vesting of share-based compensation.
10)	Represents the amount recognized in the tax provision during fourth quarter 2022 to adjust estimated amounts recognized during 2022 for the research and development tax credit related to the tax year ended February 28, 2022. The year ended December 31, 2022 also includes amounts recorded in third quarter 2022 related to prior periods due to the August 2022 retroactive reinstatement of the alternative fuel tax credit for the year ended December 31, 2021.
11)	Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP amounts and the non-GAAP adjustments due to rounding.
12)	Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
13)	Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023.
14)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
15)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2023	2022	% Change	2023	2022	% Change

	(Unaudited)
Asset-Based

Workdays	61.5	61.0		251.5	252.0

Billed Revenue(1) / CWT	$48.98	$45.86	6.8%	$44.46	$45.45	(2.2%)

Billed Revenue(1) / Shipment	$570.64	$571.21	(0.1%)	$554.53	$599.04	(7.4%)

Shipments	1,224,772	1,224,541	0.0%	5,162,929	5,013,615	3.0%

Shipments / Day	19,915	20,074	(0.8%)	20,529	19,895	3.2%

Tonnage (Tons)	713,518	762,642	(6.4%)	3,220,013	3,304,352	(2.6%)

Tons / Day	11,602	12,502	(7.2%)	12,803	13,113	(2.4%)

Pounds / Shipment	1,165	1,246	(6.5%)	1,247	1,318	(5.4%)

Average Length of Haul (Miles)	1,078	1,082	(0.4%)	1,092	1,090	0.2%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Year Ended
	December 31, 2023	December 31, 2023
	(Unaudited)
Asset-Light(2)(3)

Revenue / Shipment	(23.9%)	(25.3%)

Shipments / Day	12.4%	5.3%

2)	Asset-Light represents the reportable segment previously named ArcBest.
3)	Statistical data for the periods presented include transactions related to managed transportation solutions which were previously excluded from the presentation of operating statistics for the Asset-Light segment.

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